Exhibit 99.1

Netlist Reports Full Year and Fourth Quarter 2020 Results

IRVINE, CALIFORNIA, March 1, 2021 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the full year and the fourth quarter ended January 2, 2021.

Net sales for the full year ended January 2, 2021 were $47.2 million, compared to net sales of $26.1 million for the full year ended December 28, 2019. Gross profit for the full year ended January 2, 2021 was $6.7 million, or 14.3% of net sales, compared to a gross profit of $2.6 million, or 9.8% of net sales, for the full year ended December 28, 2019.

Net loss for the full year ended January 2, 2021 was ($7.3) million, or a loss per share of ($0.04), compared to a net loss in the prior year period of ($12.5) million, or a loss per share of ($0.08). These results include stock-based compensation expense of $0.8 million and $1.0 million for the years ended January 2, 2021 and December 28, 2019, respectively.

Net sales for the fourth quarter ended January 2, 2021 were $11.5 million, compared to net sales of $9.4 million for the quarter ended December 28, 2019. Gross profit for the quarter ended January 2, 2021 was $1.5 million, or 12.7% of net sales, compared to a gross profit of $1.4 million, or 15.3% of net sales, for the quarter ended December 28, 2019.

Net loss for the fourth quarter ended January 2, 2021 was ($1.8) million, or a loss per share of ($0.01), compared to a net loss in the prior year period of ($1.8) million, or a loss per share of ($0.01). These results include stock-based compensation expense of $0.2 million for both of the quarters ended January 2, 2021 and December 28, 2019.

As of January 2, 2021, cash, cash equivalents and restricted cash was $16.5 million, total assets were $25.3 million, working capital was ($2.7) million, total debt and accrued interest, net of debt discount, was $20.9 million, and stockholders’ deficit was ($2.6) million.

“During 2020 revenue grew by 81%, gross profit dollars improved by 162% and operating expenses decreased by 3.5%, resulting in a 42% improvement to the bottom line compared to the prior year,” said Netlist’s Chief Executive Officer, C.K. Hong. “For 2021 we are well positioned to execute on the product business and our intellectual property initiatives. We look forward to the resumption of the Google case and the SK hynix jury trial.”

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, March 1, 2021 at 5:00 p.m. Eastern Time to review Netlist’s results for the fourth quarter ended January 2, 2021. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist provides high-performance SSDs and modular memory subsystems to enterprise customers in diverse industries. The Company's NVMe™ SSD portfolio provides industry-leading performance offered in multiple capacities and form factors. HybriDIMM™, Netlist's next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing and advanced data storage solutions. Netlist also manufactures a line of specialty and legacy memory products to storage customers, appliance customers, system builders and cloud and datacenter customers. Netlist holds a portfolio of patents in the areas of server memory, hybrid memory, storage class memory, rank multiplication and load reduction. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. Forward-looking statements contained in this news release include statements about Netlist's ability to execute on its strategic initiatives. All forward-looking statements reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including quarantines, factory slowdowns or shutdowns, and travel restrictions resulting from the COVID-19 pandemic. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's annual report on Form 10-K for its most recently completed fiscal year filed on March 10, 2020, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

The Plunkett Group	Netlist, Inc.
Mike Smargiassi	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	(unaudited)
	January 2,	December 28,
	2021	2019
ASSETS
Current assets:
Cash and cash equivalents	$13,326	$8,966
Restricted cash	3,200	2,750
Accounts receivable, net	4,680	3,672
Inventories	3,198	3,496
Prepaid expenses and other current assets	514	627
Total current assets	24,918	19,511

Property and equipment, net	182	286
Operating lease right-of-use assets	114	968
Other assets	58	1,376
Total assets	$25,272	$22,141

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$5,327	$9,134
Revolving line of credit	3,678	2,990
Accrued payroll and related liabilities	806	740
Accrued expenses and other current liabilities	777	793
Long-term debt due within one year	17,056	412
Total current liabilities	27,644	14,069
Long-term debt	146	15,793
Operating lease liabilities	—	498
Other liabilities	102	144
Total liabilities	27,892	30,504

Commitments and contingencies

Stockholders' deficit:
Preferred stock	—	—
Common stock	195	169
Additional paid-in capital	192,071	179,086
Accumulated deficit	(194,886)	(187,618)
Total stockholders' deficit	(2,620)	(8,363)
Total liabilities and stockholders' deficit	$25,272	$22,141

Netlist, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	January 2,	December 28,	January 2,	December 28,
	2021	2019	2021	2019
Net sales	$11,485	$9,370	$47,234	$26,103
Cost of sales(1)	10,026	7,933	40,503	23,533
Gross profit	1,459	1,437	6,731	2,570
Operating expenses:
Research and development(1)	870	645	2,953	2,383
Intellectual property legal fees	111	564	2,368	4,131
Selling, general and administrative(1)	2,253	1,822	8,247	7,546
Total operating expenses	3,234	3,031	13,568	14,060
Operating loss	(1,775)	(1,594)	(6,837)	(11,490)
Other income (expense), net:
Interest expense, net	(94)	(170)	(531)	(945)
Other income (expense), net	103	1	101	(4)
Total other income (expense), net	9	(169)	(430)	(949)
Loss before provision for income taxes	(1,766)	(1,763)	(7,267)	(12,439)
Provision for income taxes	—	12	1	13
Net loss	$(1,766)	$(1,775)	$(7,268)	$(12,452)
Net loss per common share:
Basic and diluted	$(0.01)	$(0.01)	$(0.04)	$(0.08)
Weighted-average common shares outstanding:
Basic and diluted	195,964	164,658	183,594	148,132

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$2	$6	$10	$26
Research and development	42	50	196	213
Selling, general and administrative	137	151	557	750
Total stock-based compensation	$181	$207	$763	$989